EXHIBIT 10.3

Construction and Term Loan NOTE

$5,000,000Fargo, North Dakota

March 13, 2018

FOR VALUE RECEIVED, the undersigned, ABE SOUTH DAKOTA, LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of AgCountry Farm Credit Services, PCA (together with any subsequent holder hereof, “Lender”) or its successors and assigns, at Post Office Box 6020, 1900 44th Street South, Fargo, North Dakota 58108, (a) on the Construction and Term Loan Maturity Date (as defined in the Master Credit Agreement among Borrower and Lender, dated December 29, 2015, and the Fourth Supplement to the Master Credit Agreement (Construction and Term Loan Facility) between Borrower and Lender dated the same date (as the same may be amended, restated, supplemented or otherwise modified from time to time), collectively known as the “Credit Agreement”), the principal sum of Five Million and No/100 Dollars ($5,000,000.00) or so much of the unpaid principal amount of the Construction and Term Loan (as defined in the Credit Agreement) as has advanced by Lender to Borrower pursuant to the Credit Agreement, and (b) on each date specified in the Credit Agreement prior to the Construction and Term Loan Maturity Date, the principal amount of the Construction and Term Loan payable to Lender on such date as specified therein, in lawful money of the United States of America in immediately available funds, and to pay interest on the unpaid principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement.  Borrower also promises to pay Default Interest (as defined in the Credit Agreement), on demand, on the terms and conditions set forth in the Credit Agreement.  In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, Borrower further promises to pay all costs of collection, including the reasonable attorneys’ fees of Lender.

All borrowings evidenced by this Construction and Term Loan Note and all payments and prepayments of the principal hereof and the date thereof shall be recorded by Lender in its internal records; provided, that the failure of Lender to make such a notation or any error in such notation will not affect the obligations of Borrower to make the payments of principal and interest in accordance with the terms of this Construction and Term Loan Note and the Credit Agreement.

This Construction and Term Loan Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, all upon the terms and conditions therein specified.

THIS CONSTRUCTION AND TERM LOAN NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH DAKOTA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

ABE SOUTH DAKOTA, LLC

By:/s/ Richard R. Peterson

Name:  Richard R. Peterson

Title:    President and Chief Executive Officer